Exhibit 4.1

Execution Version

WMG ACQUISITION CORP.,

as the Issuer,

the Guarantors party hereto

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

SUPPLEMENTAL INDENTURE

Dated as of May 23, 2011

9.50% Senior Secured Notes due 2016

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 23, 2011, among WMG Acquisition Corp., a Delaware corporation (the “Company”), WMG Holdings Corp., solely to the extent set forth in Article X of the Indenture (as defined below) and as set forth in the Security Documents, the guarantors listed on the signature page hereto (the “Guarantors”) and Wells Fargo Bank, National Association, a national banking association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture dated as of May 28, 2009 (the “Indenture”), by and among the Company, the Guarantors and the Trustee, pursuant to which the Company’s 9.50% Senior Secured Notes due 2016 (the “Notes”) were issued;

WHEREAS, Warner Music Group Corp., a Delaware corporation and the ultimate parent of the Company (“Holdings”) has entered into the Agreement and Plan of Merger, dated May 6, 2011, by and among Holdings, Airplanes Music LLC and Airplanes Merger Sub, Inc., as amended from time to time (the “Merger Agreement”);

WHEREAS, the Company has solicited (the “Consent Solicitation”) the Holders to direct the Trustee to execute and deliver an amendment to the Indenture to amend certain definitions in Article I in connection with the Merger Agreement (the “Amendments”);

WHEREAS, Section 9.02 of the Indenture provides that, subject to certain exceptions inapplicable hereto, the Company, the Guarantors and the Trustee may amend or supplement the Indenture and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (the “Requisite Consents”);

WHEREAS, in connection with the Consent Solicitation, Holders that have delivered and have not withdrawn a valid consent on a timely basis (the “Consenting Holders”) are entitled to receive a consent fee with respect to the Notes in respect of which they have validly consented, payable in part promptly following the expiration time of the Consent Solicitation, and the satisfaction or waiver of certain conditions to the Consent Solicitation, including, without limitation, receipt of the Requisite Consents and the execution of this Supplemental Indenture (the “Initial Consent Fee”), with the remainder to be payable only if all conditions to the Consent Solicitation, including, without limitation, the consummation of the transactions contemplated by the Merger Agreement are satisfied or waived (the “Final Consent Fee” and, together with the Initial Consent Fee, the “Consent Fee”);

WHEREAS, the Holders that have approved this Supplemental Indenture (as evidenced by their execution of a Consent Form) constitute Holders of at least a majority in aggregate principal amount of the Notes now outstanding and are willing to direct the Trustee to execute and deliver the Supplemental Indenture;

WHEREAS, consistent with the practice of The Depository Trust Company (“DTC”), DTC has authorized direct participants in DTC set forth in the position listing of DTC as of the date hereof to approve this Supplemental Indenture as if they were Holders of the Notes held of record in the name of DTC or the name of its nominee;

WHEREAS, the Trustee has been directed by the Holders of the requisite principal amount of Notes to execute and deliver the Supplemental Indenture in its capacity as Trustee; and

WHEREAS, the execution and delivery of this Supplemental Indenture have been duly authorized by the Company and each Guarantor and all conditions and requirements necessary to make this instrument a valid and binding agreement have been duly performed and complied with.

NOW, THEREFORE, in consideration of the above premises, and for the purpose of memorializing the amendments to the Indenture consented to by the Holders, each party agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE I

AMENDMENT OF INDENTURE

Section 1.1 Amendment to Definitions. Section 1.01 of the Indenture is hereby amended as follows:

(a)	The following definition is hereby inserted alphabetically into Section 1.01 of the Indenture:

“Access Investors” means, collectively: (i) Mr. Len Blavatnik; (ii) immediate family members (including spouses and direct descendants) of the Person described in clause (i); (iii) any trusts created for the benefit of the Persons described in clause (i) or (ii) or any trust for the benefit of any such trust; (iv) in the event of the incompetence or death of any Person described in clauses (i) and (ii), such Person’s estate, executor, administrator, committee or other personal representative or beneficiaries, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Issuer; (v) any of his or their Affiliates (each of the Persons described in clauses (i) through (v), an “Access Party”); and (vi) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) of which any of the Access Parties is a member; provided that in the case of clause (vi) and without giving effect to the existence of such group or any other group, Access Parties, collectively, have beneficial ownership, directly or indirectly, of a majority of the total voting power of the Voting Stock of the Issuer or any direct or indirect parent of the Issuer held by such group.

(b)	The definition of “Permitted Holders” is hereby amended as follows:

“Permitted Holders” means (i) the Sponsors and their Affiliates (not including, however, any portfolio companies of any of the Sponsors); (ii) Edgar Bronfman Jr.; (iii) immediate family members (including spouses and direct descendants) of the Person described in clause (ii); (iv) any trusts created for the benefit of the Person described in clause (ii) or (iii) or any trust for the benefit of any such trust; (v) in the event of the incompetence or death of any Person described in clauses (ii) and (iii), such Person’s estate, executor, administrator, committee or other personal representative or beneficiaries, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Issuer; (vi) Time Warner Inc. if at such time as Time Warner Inc. owns 50% or more of the total voting power of the Voting Stock of the Issuer or any direct or indirect parent company of the Issuer and after giving pro forma effect to the acquisition of such Voting Stock and the incurrence of any Indebtedness used to finance the acquisition thereof, (x) Time Warner Inc. has a rating of at least investment grade” status from S&P and Moody’s and (y) neither S&P, Moody’s nor any other nationally recognized rating agency shall have downgraded, or indicated an intention to downgrade, the corporate rating of Time Warner Inc. to a level below its then existing corporate rating by any such agency; (vii) the Access Investors; or (viii) any Person acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock of any of the Issuer, Holdings or any of their respective direct or indirect parents. In addition, any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) whose status as a “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) constitutes or results in a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture, together with its Affiliates, shall thereafter constitute Permitted Holders.

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ARTICLE II

MISCELLANEOUS PROVISIONS

Section 2.1 Effect of Supplemental Indenture.

From and after the Amendment Operative Time (as defined below), the Indenture shall be amended and supplemented in accordance herewith. Each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as amended and supplemented by this Supplemental Indenture unless the context otherwise requires. The Indenture as amended and supplemented by this Supplemental Indenture shall be read, taken and construed as one and the same instrument, and every Holder of the Notes heretofore or hereafter authenticated and delivered under the Indenture as supplemented by this Supplemental Indenture shall be bound thereby.

Section 2.2 Effectiveness.

This Supplemental Indenture shall become effective and binding on the Company, the Guarantors, the Trustee and every Holder of the Notes heretofore or hereafter authenticated and delivered under the Indenture, upon the execution and delivery by the parties to this Supplemental Indenture and upon the payment of the Initial Consent Fee to the Consenting Holders in accordance with the terms and conditions of the Consent Solicitation; provided, however, that the Amendments shall become operative only upon (a) payment of the Final Consent Fee to the Consenting Holders in accordance with the terms and conditions of the Consent Solicitation and (b) the consummation of the transactions contemplated by the Merger Agreement (the “Amendment Operative Time”). If the Final Consent Fee is not paid to the Consenting Holders in accordance with the terms and conditions of the Consent Solicitation, this Supplemental Indenture shall be null and void.

Section 2.3 Indenture Remains in Full Force and Effect.

Except as supplemented and amended hereby, all provisions in the Indenture shall remain in full force and effect.

Section 2.4 Confirmation of Indenture.

The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects confirmed and ratified.

Section 2.5 Conflict with Trust Indenture Act.

If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision hereof or of the Indenture which is required to be included in this Supplemental Indenture or the Indenture by any of the provisions of the Trust Indenture Act of 1939, such required provision shall control.

Section 2.6 Severability.

In case any one or more of the provisions in this Supplemental Indenture shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 2.7 Successors.

All agreements of the Company in this Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successor.

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Section 2.8 Certain Duties and Responsibilities of the Trustee.

In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided. The Trustee, for itself and its successor or successors, accepts the terms of the Indenture as amended by this Supplemental Indenture, and agrees to perform the same, but only upon the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee.

Section 2.9 Governing Law.

This Supplemental Indenture will be governed by and construed in accordance with the laws of the State of New York.

Section 2.10 Duplicate Originals.

All parties may sign any number of copies of this Supplemental Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

Section 2.11 Effect of Headings.

The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written.

WMG ACQUISITION CORP.

By:	/s/ Paul Robinson
Name:	Paul Robinson
Title:	EVP and General Counsel

Solely to the extent set forth in Article X of the Indenture and as set forth in the Security Documents:

WMG HOLDINGS CORP.

By:	/s/ Paul Robinson
Name:	Paul Robinson
Title:	EVP and General Counsel

SUBISIDIARY GUARANTORS:

A. P. SCHMIDT CO.
ALTERNATIVE DISTRIBUTION ALLIANCE
ASYLUM RECORDS LLC
ATLANTIC/143 L.L.C.
ATLANTIC MOBILE LLC
ATLANTIC/MR VENTURES INC.
ATLANTIC PRODUCTIONS, LLC
ATLANTIC RECORDING CORPORATION
ATLANTIC SCREAM LLC
BB INVESTMENTS LLC
BERNA MUSIC, INC.
BIG BEAT RECORDS INC.
BULLDOG ENTERTAINMENT GROUP LLC
BULLDOG ISLAND EVENTS LLC
BUTE SOUND LLC
CAFE AMERICANA INC.
CHAPPELL & INTERSONG MUSIC GROUP (AUSTRALIA) LIMITED
CHAPPELL AND INTERSONG MUSIC GROUP (GERMANY) INC.
CHAPPELL MUSIC COMPANY, INC.
CHORUS, LLC
CORDLESS RECORDINGS LLC
COTA MUSIC, INC.
COTILLION MUSIC, INC.
CRK MUSIC INC.
E/A MUSIC, INC.
EAST WEST RECORDS LLC
ELEKSYLUM MUSIC, INC.
ELEKTRA/CHAMELEON VENTURES INC.
ELEKTRA ENTERTAINMENT GROUP INC.

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE]

ELEKTRA GROUP VENTURES INC.
EN ACQUISITION CORP.
FBR INVESTMENTS LLC
FHK, INC.
FIDDLEBACK MUSIC PUBLISHING COMPANY, INC.
FOSTER FREES MUSIC, INC.
FOZ MAN MUSIC LLC
FUELED BY RAMEN LLC
INSIDE JOB, INC.
INSOUND ACQUISITION INC.
INTERSONG U.S.A., INC.
JADAR MUSIC CORP.
LAVA RECORDS LLC
LAVA TRADEMARK HOLDING COMPANY LLC
LEM AMERICA, INC.
LONDON-SIRE RECORDS INC.
MADE OF STONE LLC
MAVERICK PARTNER INC.
MAVERICK RECORDING COMPANY
MCGUFFIN MUSIC INC.
MIXED BAG MUSIC, INC.
MM INVESTMENT INC.
NC HUNGARY HOLDINGS INC.
NEW CHAPPELL INC.
NONESUCH RECORDS INC.
NON-STOP CATACLYSMIC MUSIC, LLC
NON-STOP INTERNATIONAL PUBLISHING, LLC
NON-STOP MUSIC HOLDINGS, INC.
NON-STOP MUSIC LIBRARY, L.C.
NON-STOP MUSIC PUBLISHING, LLC
NON-STOP OUTRAGEOUS PUBLISHING, LLC
NON-STOP PRODUCTIONS, LLC
NVC INTERNATIONAL INC.
OCTA MUSIC, INC.
PENALTY RECORDS, L.L.C.
PEPAMAR MUSIC CORP.
PERFECT GAME RECORDING COMPANY LLC
REP SALES, INC.
RESTLESS ACQUISITION CORP.
REVELATION MUSIC PUBLISHING CORPORATION
RHINO ENTERTAINMENT COMPANY
RHINO/FSE HOLDINGS, LLC
RHINO NAME & LIKENESS HOLDINGS, LLC
RICK’S MUSIC INC.
RIGHTSONG MUSIC INC.
RODRA MUSIC, INC.
RYKO CORPORATION
RYKODISC, INC.
RYKOMUSIC, INC.
SEA CHIME MUSIC, INC.
SR/MDM VENTURE INC.
SUPER HYPE PUBLISHING, INC.
T-BOY MUSIC, L.L.C.
T-GIRL MUSIC, L.L.C.
THE BIZ LLC
THE RHYTHM METHOD INC.

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE]

TOMMY BOY MUSIC, INC.
TOMMY VALANDO PUBLISHING GROUP, INC.
TW MUSIC HOLDINGS INC.
UNICHAPPELL MUSIC INC.
UPPED.COM LLC
WALDEN MUSIC INC.
WARNER ALLIANCE MUSIC INC.
WARNER BRETHREN INC.
WARNER BROS. MUSIC INTERNATIONAL INC.
WARNER BROS. RECORDS INC.
WARNER/CHAPPELL MUSIC, INC.
WARNER/CHAPPELL MUSIC (SERVICES), INC.
WARNER/CHAPPELL PRODUCTION MUSIC, INC.
WARNER CUSTOM MUSIC CORP.
WARNER DOMAIN MUSIC INC.
WARNER-ELEKTRA-ATLANTIC CORPORATION
WARNER MUSIC DISCOVERY INC.
WARNER MUSIC DISTRIBUTION LLC
WARNER MUSIC INC.
WARNER MUSIC LATINA INC.
WARNER MUSIC SP INC.
WARNER SOJOURNER MUSIC INC.
WARNERSONGS, INC.
WARNER SPECIAL PRODUCTS INC.
WARNER STRATEGIC MARKETING INC.
WARNER-TAMERLANE PUBLISHING CORP.
WARPRISE MUSIC INC.
WB GOLD MUSIC CORP.
WB MUSIC CORP.
WBM/HOUSE OF GOLD MUSIC, INC.
W.B.M. MUSIC CORP.
WBR MANAGEMENT SERVICES INC.
WBR/QRI VENTURE, INC.
WBR/RUFFNATION VENTURES, INC.
WBR/SIRE VENTURES INC.
WEA EUROPE INC.
WEA INC.
WEA INTERNATIONAL INC.
WEA MANAGEMENT SERVICES INC.
WIDE MUSIC, INC.
WMG MANAGEMENT SERVICES INC.
WMG TRADEMARK HOLDING COMPANY LLC

By:	/s/ Paul Robinson
Name:	Paul Robinson
Title:	Authorized Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Raymond Delli Colli
Authorized Signatory

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE]